SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
April 15, 2005

MedImmune, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19131	52-1555759
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation or organization)

One MedImmune Way, Gaithersburg, MD 20878
(Address of principal executive offices) (Zip Code)

        Registrant’s telephone number, including area code (301) 398-0000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        In the Annual Report on Form 10-K for the year ended December 31, 2004 for MedImmune, Inc. (the “Company”), the sixth paragraph of the “Overview” under the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains the following forward-looking commentary: “Our product development objectives include targeting a total of eight new INDs by the end of 2006. We anticipate that we will have four product candidates in Phase 3 studies by the end of 2005, and will be attempting to introduce at least three new products to market by 2009.”

        Upon further reflection, the Company believes that such commentary should be replaced by the following sentence as it more clearly describes the Company’s product development objectives: “Our product development objectives include developing Numax as a successor to Synagis, developing FluMist as a superior influenza vaccine and bringing two additional products to market between 2008 and 2010.”

        This change is reflected in the Company’s Annual Report for 2005 included with the Company’s Proxy Statement to its shareholders for its 2005 Annual Meeting, first mailed to shareholders on April 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MEDIMMUNE, INC.

By: /s/: William C. Bertrand, Jr. —————————————— Name: William C. Bertrand, Jr. Title: Vice President, General Counsel and Secretary

Date: April 15, 2005